UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2007

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☒	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On December 2, 2007, Bruker BioSciences Corporation (the “Company”) entered into definitive agreements to acquire all of the stock of the companies comprising the privately held Bruker BioSpin group of companies (the “Bruker BioSpin Group”) for $388.0 million in cash and 57,544,872 shares of restricted common stock, valued at $526.0 million at the November 28, 2007 trailing ten day trading average closing price of $9.14 per share. Consummation of the acquisition is subject to various conditions, including (i) the approval of the transactions contemplated by the U.S. Stock Purchase Agreement, the German Share Purchase Agreement and the Swiss Merger Agreement (each as discussed below) by the majority of the Company’s stockholders, including a majority of those stockholders who are not affiliated with the Bruker BioSpin Group stockholders who are present and acting at the Special Meeting of Stockholders, (ii) the absence of certain legal impediments to the consummation of the transactions, (iii) the receipt of financing, and (iv) the receipt of certain regulatory approvals.

The Company’s chief executive officer and chairman of the board, Frank H. Laukien, and certain of his family members own stock in both the Company and the companies comprising the Bruker BioSpin Group. Dr. Laukien and his related family members own an aggregate of approximately 52% of the Company’s common stock and, directly or indirectly, all of the shares of the companies comprising the Bruker BioSpin Group. Following the closing of the transactions, Dr. Laukien and his related family members are expected to own, in the aggregate, approximately 69% of the outstanding shares of common stock of the Company. In addition, certain of the Company’s officers and directors are also officers and directors of various of the companies comprising the Bruker BioSpin Group.

In connection with the proposed acquisitions, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decision, the Company’s stockholders are urged to read the proxy statement regarding the acquisitions carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The proxy statement and other relevant documents filed with the SEC will be available free of charge at the SEC’s website, www.sec.gov, and stockholders of the Company will also be able to obtain copies of the proxy statement and other relevant documents free of charge by directing their requests to Bruker BioSciences Corporation, 40 Manning Road Billerica, MA 01821, Attention: Investor Relations.

A copy of the press release containing the Company’s announcement of the transaction is filed herewith as Exhibit 99.1.

The following is a discussion of the principal agreements entered into by the Company in connection with the acquisition of the Bruker BioSpin Group.

U.S. Stock Purchase Agreement – Bruker BioSpin Inc.

On December 2, 2007, the Company entered into an agreement to acquire all of the outstanding stock of Bruker BioSpin Inc., a Delaware corporation based in Billerica, Massachusetts (“BioSpin Inc.”), with BioSpin Inc. and the BioSpin Inc. stockholders (the “U.S. Stock Purchase Agreement”).

At the closing, which is expected to occur in the first quarter of 2008, the Company will pay an aggregate of approximately $100.0 million of consideration in cash to the BioSpin Inc. stockholders. As a result of the acquisition, BioSpin Inc. will become a wholly-owned subsidiary of the Company.

$92.0 million of the cash payment to the BioSpin Inc. stockholders, for purposes of both the U.S. Stock Purchase Agreement and the two agreements discussed below, will be held in escrow until the later of (x) the thirtieth day following receipt by the Company of the Bruker BioSpin Group’s audited consolidated financial statements for the fiscal year ended December 31, 2008, or (y) the resolution of any indemnification claim pending as of the receipt of such audited financial statements. In addition, to ensure a sufficient amount of working capital in the Bruker BioSpin Group, $6.75 million of the cash payment to the BioSpin Inc. stockholders will be held in escrow until the twenty-fifth day after the Company delivers a closing balance sheet to the Bruker BioSpin Group stockholders, which balance sheet is to be delivered as soon as is reasonably practicable after the close of the fiscal year ending December 31, 2007.

BioSpin Inc. has made customary representations and warranties and covenants in the U.S. Stock Purchase Agreement, including, among others, not to solicit proposals relating to alternative business combination transactions or engage in discussions with entities other than the Company concerning alternative business combination transactions. The Company has also made customary representations and warranties and covenants in the U.S. Stock Purchase Agreement.

A copy of the U.S. Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the U.S. Stock Purchase Agreement is qualified in its entirety by reference to the full text of the U.S. Stock Purchase Agreement.

German Share Purchase Agreement – Bruker Physik GmbH

On December 2, 2007, the Company and certain of its wholly-owned German subsidiaries entered into an agreement to acquire all of the outstanding stock of Bruker Physik GmbH, a German limited liability company (“Bruker Physik”), and Techneon AG, a Swiss stock corporation (“Techneon”), with Bruker Physik, Techneon and the Bruker Physik shareholders (the “German Share Purchase Agreement”).

At the closing, which is expected to occur in the first quarter of 2008, the Company will pay an aggregate of approximately $288.1 million of consideration, payable in cash, to the Bruker Physik shareholders. As a result of the acquisition, Bruker Physik will become an indirect wholly-owned subsidiary of the Company.

Bruker Physik has made customary representations and warranties and covenants in the German Share Purchase Agreement, including, among others, not to solicit proposals relating to alternative business combination transactions or engage in discussions with entities other than the Company concerning alternative business combination transactions. The Company has also made customary representations and warranties and covenants in the German Share Purchase Agreement.

A copy of the German Share Purchase Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the German Share Purchase Agreement is qualified in its entirety by reference to the full text of the German Share Purchase Agreement.

Swiss Merger Agreement

On December 2, 2007, the Company entered into an Agreement and Plan of Merger (the “Swiss Merger Agreement”) with Bruker BioSpin Invest AG (“BioSpin Invest AG”), Bruker BioSpin Beteiligungs AG and the shareholders of BioSpin Invest AG relating to the merger of BioSpin Invest AG with and into the Company and to approve the related issuance the Company’s common stock in connection with the merger.

At the closing, which is expected to occur in the first quarter of 2008, the Company will pay an aggregate of approximately $526.0 million of consideration to the BioSpin Invest AG shareholders, to be paid in restricted shares of Company common stock. Upon consummation of the merger, BioSpin Invest AG will become an indirect wholly-owned subsidiary of the Company.

BioSpin Invest AG has made customary representations and warranties and covenants in the Swiss Merger Agreement, including, among others, not to solicit proposals relating to alternative business combination transactions or engage in discussions with entities other than the Company concerning alternative business combination transactions. The Company has also made customary representations and warranties and covenants in the Swiss Merger Agreement.

A copy of the Swiss Merger Agreement is attached hereto as Exhibit 2.3 and is incorporated herein by reference. The foregoing description of the Swiss Merger Agreement is qualified in its entirety by reference to the full text of the Swiss Merger Agreement.

Compensation and Indemnification Agreement

On August 1, 2007, the board of directors of the Company appointed William Linton, Lead Director of the board of directors, Collin D’Silva and Richard Kniss, each of whom is an independent director, to a special committee of the board of directors to consider the proposed transactions (the “Special Committee”). On December 2, 2007 the board of directors authorized, and on December 2, 2007 the Company entered into, a compensation and indemnification agreement with the members of the Special Committee (the “Compensation and Indemnification Agreement”). The Compensation and Indemnification Agreement provides for the payment of $100,000 to Mr. Linton, who has served as the chairman of the Special Committee, and $80,000 to each of the remaining members of the Special Committee, as well as the indemnification of the members of the Special Committee for their actions in connection with their service on the Special Committee. A copy of the Compensation and Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Compensation and Indemnification Agreement is qualified in its entirety by reference to the full text of the Compensation and Indemnification Agreement.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the Swiss Merger Agreement described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, the Company will issue restricted shares of the Company’s common stock to the shareholders of BioSpin Invest AG. The issuance of these securities will be in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Based upon the small number of shareholders of BioSpin Invest AG capital stock receiving restricted shares of the Company’s common stock, their financial position and sophistication and the absence of any general solicitation, the transaction was determined not to involve any public offering.

Item 7.01. Regulation FD Disclosure

On December 3, 2007, the Company also held a conference call, and live streaming-audio webcast, to announce the transaction. The transcript of the conference call is attached to this report as Exhibit 99.2. The PowerPoint slides presented on the webcast are attached to this report as Exhibit 99.3.  Pursuant to Regulation FD, Bruker BioSciences Corporation hereby furnishes the transcript and PowerPoint presentation materials as Exhibits 99.2 and 99.3 to this report.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

2.1	U.S. Stock Purchase Agreement, dated December 2, 2007, by and among the Company, Bruker BioSpin Inc. and the stockholders of Bruker BioSpin Inc.
2.2	German Share Purchase Agreement, dated December 2, 2007, by and among the Company, Bruker Physik GmbH, Techneon AG and the shareholders of Bruker Physik GmbH.
2.3	Agreement and Plan of Merger by and among the Company, Bruker BioSpin Invest AG, Bruker BioSpin Beteiligungs AG and the shareholders of Bruker BioSpin Invest AG dated as of December 2, 2007.
10.1	Compensation and Indemnification Agreement, dated December 2, 2007, by and among the Company, William Linton, Collin D’Silva and Richard Kniss.

99.1	Press Release dated December 3, 2007.
99.2	Transcript of December 3, 2007 conference call announcing Bruker Biosciences Corporation’s agreement to acquire the Bruker BioSpin Group.
99.3	PowerPoint presentation first presented by Bruker BioSciences Corporation on December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: December 3, 2007	By:
/s/ Frank H. Laukien, Ph.D.
Frank H. Laukien, Ph.D.
Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name

2.1	U.S. Stock Purchase Agreement, dated December 2, 2007, by and among the Company, Bruker BioSpin Inc. and the stockholders of Bruker BioSpin Inc.
2.2	German Share Purchase Agreement, dated December 2, 2007, by and among the Company, Bruker Physik GmbH and the shareholders of Bruker Physik GmbH.
2.3	Agreement and Plan of Merger by and among the Company, Bruker BioSpin Invest AG, Bruker BioSpin Beteiligungs AG and the shareholders of Bruker BioSpin Invest AG dated as of December 2, 2007.
10.1	Compensation and Indemnification Agreement, dated December 2, 2007, by and among the Company, William Linton, Collin D’Silva and Richard Kniss.
99.1	Press Release dated December 3, 2007.
99.2	Transcript of December 3, 2007 conference call announcing Bruker Biosciences Corporation’s agreement to acquire the Bruker BioSpin Group.
99.3	PowerPoint presentation first presented by Bruker BioSciences Corporation on December 3, 2007.